EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended September 26, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (October 2009 – September 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.1%	1.8%	0.1%	4.9%	-5.0%	-4.3%	1.7%	-4.3%	10.5%	-28.6%	-0.4	-0.5
B**	0.0%	1.8%	-0.4%	4.3%	-5.6%	-4.9%	0.9%	-4.9%	10.5%	-29.9%	-0.4	-0.6
Legacy 1***	0.1%	1.9%	1.6%	6.9%	-2.9%	-2.3%	N/A	-2.3%	10.3%	-23.7%	-0.2	-0.3
Legacy 2***	0.1%	2.0%	1.5%	6.8%	-3.2%	-2.6%	N/A	-2.6%	10.3%	-24.4%	-0.2	-0.3
Global 1***	0.1%	2.0%	1.8%	7.2%	-2.4%	-3.1%	N/A	-3.1%	9.9%	-21.9%	-0.3	-0.4
Global 2***	0.1%	2.0%	1.6%	7.0%	-2.6%	-3.4%	N/A	-3.4%	9.9%	-22.4%	-0.3	-0.4
Global 3***	0.1%	1.9%	0.4%	5.4%	-4.2%	-5.0%	N/A	-5.0%	9.9%	-27.9%	-0.5	-0.6

S&P 500 Total Return Index****	-1.3%	-0.9%	8.9%	20.4%	23.2%	15.8%	8.2%	15.8%	13.2%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	1.3%	-2.0%	14.8%	11.4%	2.0%	6.9%	6.8%	6.9%	11.4%	-15.5%	0.6	1.1
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	34%					34%
Energy	7%	Short	Brent Crude Oil	2.1%	Short	7%	Short	Brent Crude Oil	2.1%	Short
			Heating Oil	2.0%	Short			Heating Oil	2.0%	Short
Grains/Foods	14%	Short	Sugar	3.2%	Short	14%	Short	Sugar	3.2%	Short
			Wheat	3.2%	Short			Wheat	3.2%	Short
Metals	13%	Short	Gold	6.8%	Short	13%	Short	Gold	6.8%	Short
			Silver	1.4%	Short			Silver	1.4%	Short
FINANCIALS	66%					66%
Currencies	22%	Long $	Japanese Yen	6.1%	Short	22%	Long $	Japanese Yen	6.1%	Short
			Euro	4.5%	Short			Euro	4.5%	Short
Equities	24%	Long	S&P 500	5.6%	Long	24%	Long	S&P 500	5.6%	Long
			Nasdaq	2.4%	Long			Nasdaq	2.4%	Long
Fixed Income	20%	Long	Bunds	5.8%	Long	20%	Long	Bunds	5.8%	Long
			Canadian 10-Year Bond	1.9%	Long			Canadian 10-Year Bond	1.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rallied after the U.S. Energy Information Administration reported U.S. inventories had fallen to an 8-month low.  Natural gas moved nearly 4% higher due to lower-than-expected supplies and to forecasts for abnormally cold temperatures in the Midwest.

Grains/Foods
Corn and soybean markets finished sharply lower as prices fell in anticipation of record output yields.  The strength of the U.S. dollar made U.S. grains less appealing to foreign buyers and added to weakness in the grains markets.   Sugar prices rose following reports which showed depressed output from key farming regions in Brazil.  Cocoa also moved higher, influenced by ongoing supply concerns related to fears of the Ebola virus spreading in Western Africa.

Metals	Precious metals prices fell following a strong rally in the U.S. dollar. Base metals markets finished lower due to a selloff triggered by concerns Chinese economic growth may be slowing.
Currencies
The U.S. dollar strengthened on bullish U.S. economic data and in anticipation the U.S. Federal Reserve will raise interest rates sooner than other central banks.  The euro declined sharply after the European Central Bank (ECB) suggested further quantitative easing measures may be implemented to aid the ailing Eurozone economy.  The Japanese yen fell to a six-year low against the U.S. dollar following reports new legislation was being proposed to allow Japanese pensions to purchase more overseas assets.

Equities
U.S. equity markets finished a volatile week lower because of uncertainty in the timing of upcoming interest rate hikes by the U.S. Federal Reserve.  The Japanese Nikkei 225 moved slightly higher in anticipation a weak yen will continue to enhance the nation’s export industries.  European equity markets fell after German consumer confidence declined, adding to worries surrounding Eurozone economic growth.

Fixed Income
German Bund prices moved higher on speculation the ECB will take further steps to expand its quantitative easing initiatives.  U.S. Treasury bonds finished slightly lower in anticipation the Federal Reserve will raise rates early next year.  U.K. fixed-income markets finished higher on increased demand for safe-haven assets following steep equity market declines in Europe and on a decrease in available supply which was caused when the Scottish referendum on independence delayed the issuance of new debt.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.